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                                                                      Ex-99.23.j

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information, both included in Post-Effective Amendment Number 41 to the Registration Statement (Form N-1A, No. 002-59895) of The Gateway Trust and to the use of our report dated January 18, 2005 on the December 31, 2004 financial statements of the Gateway Fund, incorporated by reference therein.

                                     /s/ Ernst & Young LLP

Cincinnati, Ohio
February 24, 2005